EXHIBIT 4.9

INTERCREDITOR AGREEMENT

     This INTERCREDITOR AGREEMENT, dated as of March 21, 2003, among FOOTHILL CAPITAL CORPORATION, a California corporation (“Foothill”), as Credit Agent (as defined below), WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as Trustee (as defined below), GXS CORPORATION, a Delaware corporation (the “Company”), and each of the Company’s undersigned affiliates (the Company and such affiliates, each an “Obligor”, and individually and collectively, and jointly and severally, the “Obligors”).

W I T N E S S E T H :

     WHEREAS, Credit Agent, the lenders that are signatories thereto, GXS Holdings, Inc., a Delaware corporation (“Parent”), and the Company, contemporaneously herewith, are entering into that certain Loan and Security Agreement dated of even date herewith (the “Foothill Credit Agreement”), pursuant to which (a) the Credit Agreement Lenders (as defined below) have agreed to make loans and other extensions of credit to the Company, and (b) the Company has granted to Credit Agent, for the benefit of the Credit Agreement Lenders and the Bank Product Providers (as defined below), a first priority security interest in and to the Collateral in which the Company has in interest in order to secure the Company’s obligations arising under the Credit Agreement;

     WHEREAS, pursuant to the Foothill Credit Agreement and pursuant to certain security and pledge documents executed and delivered in connection therewith, each of the Obligors has granted to Credit Agent, for the benefit of the Credit Agreement Lenders, a first priority security interest in and to the portion of the Collateral in which an Obligor has in interest in order to secure such Obligor’s obligations arising under the Foothill Credit Agreement and the other Credit Agreement Documents (as herein defined);

     WHEREAS, pursuant to that certain Indenture dated as of March 21, 2003 (as such Indenture may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”) among Trustee, as Trustee, the Company, as Issuer and certain subsidiaries of the Company, as Guarantors, the Company issued the Notes (as hereinafter defined);

     WHEREAS, pursuant to the Indenture and certain security and pledge documents executed and delivered in connection therewith, each of the Obligors (other than Parent) has granted to Trustee, for the benefit of the holders of the Notes (individually and collectively, the “Noteholders”), a security interest in and to the Collateral in order to secure such Obligor’s obligations arising under the Indenture and the other Noteholder Documents (as herein defined);

     WHEREAS, contemporaneously herewith, the Noteholders have taken such action as is required under the Indenture to effectively authorize Trustee to enter into, execute, deliver and carry out the terms of this Agreement on behalf of the Noteholders;

     WHEREAS, contemporaneously herewith, the Credit Agreement Lenders have taken such action as is required under the Foothill Credit Agreement to effectively authorize Credit Agent to enter into, execute, deliver and carry out the terms of this Agreement on behalf of the Credit Agreement Lenders; and

     WHEREAS, it is a condition to the Amendment and the issuance of the Notes and a condition to the effectiveness of the Credit Agreement that the parties hereto enter into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. (A) DEFINITIONS. As used in this Agreement, (i) initially capitalized terms that are used herein without being defined herein (directly or by reference to another document) have the meanings assigned to such terms in the Indenture as it exists on the date hereof and (ii) the following terms shall have the following meanings:

     “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

     “Agreement” means this Intercreditor Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

     “Bank Indebtedness” means any and all amounts payable under or in respect of the Credit Agreement and any Permitted Refinancing Indebtedness (as defined in the Indenture) with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Guarantor whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

     “Bank Product Provider” means Wells Fargo Bank, National Association, a national banking association, or any of its Affiliates.

     “Bankruptcy Law” means Title 11 of the United States Code and any similar Federal, state or foreign law for the relief of debtors or the protection of creditors.

     “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to remain closed.

     “Cash Management Obligations “ means, with respect to any Person, all obligations of such Person in respect of overdrafts and related liabilities owed to any other Person that arise from treasury, depositary or cash management services in connection with any automated clearing house transfers of funds or any similar transactions.

     “Collateral” means all assets and property of an Obligor of any kind or nature, whether real or personal, tangible or intangible, now existing or hereafter created or acquired, wherever located, and any proceeds thereof, at any time subject to (a) a Lien in favor of Credit Agent, for the benefit of the Credit Agreement Lenders and the Bank Product Providers, under the Credit Agreement Documents to secure the Credit Agreement Obligations, or (b) a Lien in favor of Trustee for the benefit of the Noteholders under the Noteholder Documents to secure the Note Obligations; provided that property or assets described in clause (b) that are not also described in clause (a) shall not constitute “Collateral” under this Agreement to the extent that the Credit Agent has (i) consensually released its Lien on such property or assets (provided that a release of a Lien on an asset or property shall not be deemed to be a release of the Lien on the proceeds of such asset or property unless the Lien on such proceeds is expressly released) or (ii) with respect to any Credit Agent other than Foothill, elected not to cause a Lien to be created on such property or assets to secure the Credit Agreement Obligations.

     “Company” has the meaning given thereto in the introductory paragraph hereof.

     “Credit Agent” means (i) Foothill Capital Corporation in its capacity as “Agent” under the Credit Agreement and the other Credit Agreement Documents, together with its successors and assigns in such capacity, (ii) if more than one First-Lien Credit Facility exists at a time when the Foothill Credit Agreement remains in effect (provided that this provision shall not constitute a consent by any lenders party to the Foothill Credit Agreement to entry into more than one First-Lien Credit Facility), unless the Credit Agent under the Foothill Credit Agreement and the First-Lien Credit Facility Agent under each such other First-Lien Credit Facility agree otherwise, means, collectively, the Credit Agent under the Foothill Credit Agreement and the First-Lien Credit Facility Agent under each other First-Lien Credit Facility; (iii) if more than one First-Lien Credit Facility exists at a time when the Foothill Credit Agreement is no longer in effect, unless each First-Lien Credit Facility Agent under each First-Lien Credit Facility agree otherwise, means, each First-Lien Credit Facility Agent under each First-Lien Credit Facility and (iv) if only one First-Lien Credit Facility exists at a time when the Foothill Credit Agreement is no longer in effect, means the First-Lien Credit Facility Agent under such First-Lien Credit Facility.

     “Credit Agreement” means the Foothill Credit Agreement as amended (including any amendment and restatement thereof), modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including any agreement extending the maturity of, consolidating or otherwise restructuring (including adding subsidiaries of Parent as additional guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group and, subject to the proviso contained in the definition of “Credit Agreement Obligations”, whether or not increasing the amount of Indebtedness that may be incurred thereunder; provided that if at any time a Discharge of Credit Agreement Obligations occurs with respect to any Credit Agreement (without giving effect to Section 5.7), then, to the extent provided in Section 5.7, the term “Credit Agreement” means the credit agreement, loan agreement or other similar agreement governing any First-Lien Credit Facility designated by the Companies as the “Credit Agreement” in accordance with such Section, as such Credit Agreement may be amended (including any amendment and restatement thereof), modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including any agreement extending the maturity of, consolidating or otherwise restructuring (including adding subsidiaries of the Company as additional guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group and whether or not increasing the amount of Indebtedness that may be incurred thereunder..

     “Credit Agreement Cash Management Obligations” means any Cash Management Obligations secured by any Collateral under the same Credit Agreement Documents that secure Credit Agreement Obligations.

     “Credit Agreement Collateral Documents” means the Collateral Documents (as defined in the Existing Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Credit Agreement Obligations or under which rights or remedies with respect to such Liens are governed.

     “Credit Agreement Documents” means the Foothill Credit Agreement, Loan Documents (as defined in the Foothill Credit Agreement), any other agreement, document or instrument pursuant to which a Lien is granted securing any Credit Agreement Obligations or under which rights or remedies with respect to such Liens are governed, and each of the other agreements, documents and instruments (including each agreement, document or instrument providing for or evidencing a Credit Agreement Hedging Obligation or Credit Agreement Cash Management Obligation) providing for or evidencing any other Credit Agreement Obligations, and any other related document or instrument executed or delivered in connection therewith at any time or otherwise evidencing any Credit Agreement Obligations.

     “Credit Agreement Hedging Obligations” means any Hedging Obligations secured by any Collateral under the same Credit Agreement Documents that secure Credit Agreement Obligations.

     “Credit Agreement Lenders” means the Persons holding or owed Credit Agreement Obligations, including the Credit Agent.

     “Credit Agreement Obligations” means (a) any and all amounts payable under or in respect of the Credit Agreement and the other Credit Agreement Documents (including without limitation the Obligations), as amended from time to time, including principal, premium (if any), interest, fees, charges, expenses, reimbursement obligations, guarantees, Bank Products (as defined in the Foothill Credit Agreement) provided by a Bank Product Provider and all other amounts payable thereunder or in respect thereof (including interest and other amounts accruing on or after the commencement of any Insolvency or Liquidation Proceeding relating to any Obligor whether or not a claim for post-commencement interest, expenses and all other amounts is allowed in such proceedings) and (b) to the extent not covered by clause (a) hereof, (i) all Bank Indebtedness and all other Indebtedness outstanding under one or more of any other First-Lien Credit Facilities that constitute Permitted Debt or are otherwise permitted under Section

4.09 of the Indenture and that is designated by the Company as “Credit Agreement Obligations” for purposes of the Indenture under the provisions of and is secured by a Credit Facility Lien, (ii) all other obligations (not constituting Indebtedness) of the Company or any Guarantor under the Credit Agreement or any such other First-Lien Credit Facility and (iii) all other obligations of the Company or any Guarantor in respect of Hedging Obligations that are designated by the Company to be “Credit Agreement Obligations” for purposes of the Indenture. Notwithstanding any provision hereof to the contrary, in no event shall the principal amount of the Credit Agreement Obligations hereunder exceed $105,000,000 and to the extent that any amounts would, but for this proviso, constitute Credit Agreement Obligations relating to principal in excess of $105,000,000, such excess amount shall not be Credit Agreement Obligations hereunder or otherwise be entitled to the benefits of the subordination or other agreements contained herein in favor of the holders of the Credit Agreement Obligations. The limitations contained in the preceding sentence shall not constitute limitations on interest (except for interest accruing or otherwise payable in connection with principal in excess of $105,000,000), fees, costs or expenses otherwise includable in the definition of Credit Agreement Obligations

     “Credit Facilities” means one or more debt facilities (including the Credit Agreement) or commercial paper facilities in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time including any agreement extending the maturity of, consolidating or otherwise restructuring (including adding subsidiaries of the Company as additional guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group and whether or not increasing the amount of Indebtedness that may be incurred thereunder.

     “Discharge of Credit Agreement Obligations” means, except to the extent otherwise provided in Section 5.7, payment in full in cash of the principal of and interest and premium, if any, on all Indebtedness outstanding under the First-Lien Credit Facilities or, with respect to Hedging Obligations or letters of credit outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with such First-Lien Credit Facilities, as applicable, in each case after or concurrently with termination of all commitments to extend credit thereunder and payment in full in cash of any other Credit Agreement Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid.

     “First-Lien Credit Facilities” means (a) the Credit Facilities provided pursuant to the Credit Agreement and (b) any other Credit Facility, that, in the case of both clauses (a) and (b), is secured by a Credit Facility Lien and (except for the Foothill Credit Agreement) is designated by the Company as a “First-Lien Credit Facility” for purposes of the Indenture.

     “First-Lien Credit Facility Agent” means, for any First-Lien Credit Facility (other than the Credit Facility provided by the Existing Credit Agreement) that is designated by the Company as a “First-Lien Credit Facility” for purposes of the Indenture, (i) the collateral agent, secured party or other similar agent or representative to whom a Lien has been granted under such First-Lien Credit Facility or (ii) if such First-Lien Credit Facility has no such collateral agent, secured party or similar agent or representative, the lenders the approval of which is required to approve amendment or modifications, terminations or waivers or consents or departures of or from the provisions of the agreements governing such First Lien Credit Facility.

     “Foothill Credit Agreement” has the meaning set forth in the recitals hereto.

     “Grantors” means Parent, the Company, and each of their Subsidiaries that has executed and delivered a Noteholder Collateral Document or a Credit Agreement Document as a grantor thereunder.

     “Hedging Obligations” means, with respect to any Person, the obligations of such Person in respect of (a) interest rate or currency swap agreements, interest rate or currency cap agreements and interest rate or currency collar agreements and (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates and/or currency exchange rates.

     “Indebtedness” means and includes all Obligations that constitute “Indebtedness” within the meaning of the Indenture or the Credit Agreement.

     “Indenture” has the meaning set forth in the recitals hereto.

     “Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor in each case under the laws of any jurisdiction.

     “Lien” means, with respect to any asset, any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, lien, pledge, charge, trust receipt, security agreement, hypothecation, assignment, deposit arrangement or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     “Note Obligations” means all Obligations in respect of the Notes or arising under the Noteholder Documents or any of them.

     “Noteholder Collateral Documents” means the Noteholder Security Agreement, the Noteholder Mortgage, the Noteholder Foreign Pledge Agreements and any other document or instrument pursuant to which a Lien is granted by any Grantor to secure any Note Obligations or under which rights or remedies with respect to any such Lien are governed.

     “Noteholder Documents” means (a) the Indenture, the Notes, the Registration Rights Agreement, the Noteholder Collateral Documents and (b) any document or instrument evidencing or governing or executed and delivered pursuant to any Noteholder Document described in clause (a) above evidencing or governing any Obligations thereunder.

     “Noteholder Foreign Pledge Agreements” means any pledge agreement (other than the Noteholder Security Agreement), pursuant to which the 66% of the capital stock of a subsidiary of the Company organized under the laws of any country other than the United States is pledged to the Trustee for the benefit of the Noteholders to secure the Note Obligations or any of them.

     “Noteholder Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned by any Grantor is granted to secure any Note Obligations or under which rights or remedies with respect to any such Liens are governed.

     “Noteholder Security Agreement” means the Security Agreement, dated as of March 21, 2003, among the Company, the other Grantors and the Trustee, as amended, restated, modified, renewed or extended from time to time.

     “Noteholders” means the Persons in whose names the Notes are registered.

     “Notes” means (a) the Senior Secured Floating Rate Notes due 2008 issued by the Company, (b) the exchange notes issued in exchange therefor as contemplated by the Registration Rights Agreement and (c) any additional notes issued under the Indenture by the Company to the extent permitted by the Indenture and the Credit Agreement.

     “Obligations” means any and all obligations with respect to the payment of (a) any principal of or interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for post-filing interest is allowed in such proceeding) or premium on any Indebtedness, including any reimbursement obligation in respect of any letter of credit, (b) any fees, indemnification obligations, expense reimbursement obligations or other liabilities payable under the documentation governing any Indebtedness (including fees, expenses or other amounts accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for post-filing interest is allowed in such proceeding), (c) any obligation to post cash collateral in respect of letters of credit and any other obligations and (d) any Cash Management Obligations or Hedging Obligations.

     “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

     “proceeds” means, with respect to any asset or other property, the rents, issues, products, profits, or other realization of or from the sale or other disposition of such asset or other property.

     “Recovery” has the meaning set forth in Section 6.5.

     “Registration Rights Agreement” means the Registration Rights Agreement dated as of March 21, 2003, among the Company, the Guarantors and the Initial Purchasers (as defined therein), as amended, amended and restated, supplemented or otherwise modified from time to time.

     “Required Lenders” means, with respect to any Credit Agreement, the Credit Agreement Lenders the approval of which is required to approve amendments or modifications, terminations or waivers or consents or departures of or from the provisions of any Credit Agreement.

     “Securities Collateral” means (a) the “Securities Collateral” under, and as defined in, the Noteholder Security Agreement, and (b) any other Collateral in the possession of the Credit Agent (or its agents or bailees), to the extent that possession thereof is necessary to perfect a Lien thereon under the Uniform Commercial Code.

     “Subsidiary” means any “Subsidiary” of the Company, as defined in the Indenture or the Credit Agreement.

     “Trustee” means Wells Fargo Bank Minnesota, National Association, in its capacity as trustee under the Indenture and “Collateral Agent” or secured party under the Noteholder Collateral Documents, and also includes its successors hereunder as collateral agent or secured party for the Noteholders under the Noteholder Collateral Documents.

     “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

     (b)  TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2. LIEN PRIORITIES.

     2.1 Subordination. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens granted to the Trustee or the Noteholders on the Collateral, of any Liens granted to the Credit Agent or the Credit Agreement Lenders on the Collateral, or the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of Credit Agent in such Collateral, and notwithstanding any provision of the UCC, any other applicable law or the Noteholder Documents or the Credit Agreement Documents or any other circumstance whatsoever, the Trustee, on behalf of itself and the Noteholders, hereby agrees that: (a) any Lien on any portion of the Collateral (including without limitation all deposit or securities accounts of any Obligor) securing any Credit Agreement Obligations now or hereafter held by or on behalf of the Credit Agent or any Credit Agreement Lenders or any agent or trustee therefor shall be senior in all respects and prior to any Lien on any portion of the Collateral securing any of the Note Obligations; (b) any Lien on any portion of the Collateral (including without limitation all deposit or securities accounts of any Obligor) now or hereafter held by or on behalf of the Trustee or any Noteholders or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on any portion of the Collateral securing any Credit Agreement Obligations; and (c) Trustee and the Noteholders shall have no claim to or in respect of any portion of the Collateral (including without limitation all deposit or securities accounts of any Obligor) or any proceeds or realization of any portion of the Collateral on a parity with or prior to the claim of Credit Agent and the Credit Agent Lenders. All Liens on the Collateral securing any Credit Agreement Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Note Obligations for all purposes, whether or not such Liens securing any Credit Agreement Obligations are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person. Except with respect to DIP Financing under Section 6.1 hereof, Credit Agent shall not agree to subordinate the Liens securing the Credit Agreement Obligations on all or substantially all of the Collateral to any other Liens.

     2.2 Prohibition on Contesting Liens. Each of the Trustee, for itself and on behalf of each Noteholder, and the Credit Agent, for itself and on behalf of each Credit Agreement Lender, agrees that it shall not (and hereby waives any right to) contest (or support any other Person in contesting), directly or indirectly, whether or not in any proceeding (including any Insolvency or Liquidation Proceeding) (a) the validity or enforceability of a Lien held by or on behalf of any of the Credit Agreement Lenders in the Credit Agreement Collateral or by or on behalf of any of the Noteholders in the Collateral, as the case may be, or (b) any priority of such Liens that is inconsistent with the terms of this Agreement.

SECTION 3. ENFORCEMENT.

     3.1 Exercise of Remedies.

             (a) So long as the Discharge of Credit Agreement Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, and in addition to waivers, acknowledgements and other agreements contained elsewhere in this Agreement:

                     (i) the Trustee and the Noteholders will not (A) exercise or seek to exercise any rights or remedies (including recoupment or set-off) with respect to any Collateral (whether under the Noteholder Collateral Documents, applicable law or otherwise), (B) institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure, to seek relief from the automatic stay pursuant to Section 362 of Title 11 of the U.S. Code with respect to the Collateral), (C) contest, protest or object to any foreclosure proceeding or action brought by the Credit Agent or any Credit Agreement Lender, the exercise of any right by Credit Agent or any Credit Agreement Lender under any lockbox agreement, landlord waiver or bailee’s letter or similar agreement or arrangement, or any other exercise by any such party, of any rights and remedies relating to the Collateral under the Credit Agreement Documents or otherwise, or (D) object to the forbearance by the Credit Agent or the Credit Agreement Lenders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral; and

                     (ii) the Credit Agent and the Credit Agreement Lenders shall have the exclusive right to enforce rights, exercise remedies (including recoupment, set-off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Trustee or any Noteholder; provided, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any Grantor, the Trustee may file a claim or statement of interest with respect to the Note Obligations and (B) the Trustee may take any action (not expressly prohibited hereunder and not otherwise adverse to the prior Liens on the Collateral securing the Credit Agreement Obligations, or the rights of the Credit Agent or the Credit Agreement Lenders to exercise remedies in respect thereof) in order to perfect or maintain the perfection of its Lien on the Collateral.

In exercising rights and remedies with respect to the Collateral, the Credit Agent and the Credit Agreement Lenders may enforce the provisions of the Credit Agreement Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the ability of an agent appointed by the Credit Agent to sell or otherwise dispose of Collateral by private or public sale or any other means permissible under applicable law. In the event of any such private or public sale, Trustee agrees, on behalf of itself and the Noteholders, that such sale will be free and clear of the Liens securing the Note Obligations. In furtherance thereof, Trustee agrees that it will execute any and all Lien releases reasonably requested by Agent in connection therewith, so long as the proceeds from such disposal of Collateral are applied in accordance with the terms of this Agreement. The Credit Agent is entitled to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

             (b) The Trustee, on behalf of itself and the Noteholders, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including recoupment or set-off) with respect to any Collateral (whether under the Noteholder Collateral Documents, applicable law or otherwise), unless and until the Discharge of Credit Agreement Obligations has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of Credit Agreement Obligations has occurred, the sole right of the Trustee and the Noteholders with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Noteholder Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, only after the Discharge of Credit Agreement Obligations has occurred.

             (c) (i) The Trustee, for itself or on behalf of the Noteholders, agrees that neither the Trustee nor the Noteholders will take any action that would hinder any exercise of remedies undertaken by the Credit Agent under the Credit Agreement Documents, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise.

                     (ii) The Trustee, for itself and on behalf of the Noteholders, hereby waives any and all rights it or the Noteholders may have as a junior lien creditor or otherwise to contest, protest, object to, interfere with the manner in which the Credit Agent or the Credit Agreement Lenders seek to enforce or otherwise collect the Credit Agreement Obligations from the Liens granted in any portion of the Collateral, regardless of whether any action or failure to act by or on behalf of the Credit Agent or Credit Agreement Lenders is adverse to the interest of the Trustee or the Noteholders (it being understood and agreed that the terms of this Agreement shall govern with respect to the Collateral even if part or all of the Liens securing the Credit Agreement Obligations are avoided, disallowed, set aside, or otherwise invalidated in any judicial proceeding or otherwise).

             (d) The Trustee hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Noteholder Document shall be deemed to restrict in any way the rights and remedies of the Credit Agent or the Credit Agreement Lenders with respect to the Collateral.

     3.2 Cooperation. The Trustee, on behalf of itself and the Noteholders, agrees that, unless and until the Discharge of Credit Agreement Obligations has occurred, it will not commence, or join with any Person (other than the Credit Agreement Lenders and the Credit Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it under any of the Noteholder Documents or otherwise.

SECTION 4. PAYMENTS.

     4.1 Application of Proceeds. As long as the Discharge of Credit Agreement Obligations has not occurred, the Collateral or proceeds thereof, whether received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies, or otherwise shall be applied by the Credit Agent to the Credit Agreement Obligations in any order permitted under the Credit Agreement Documents until the Discharge of Credit Agreement Obligations has occurred. Upon the Discharge of Credit Agreement Obligations, the Credit Agent is authorized to deliver and shall deliver to the Trustee any proceeds of Collateral still held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Trustee to the Note Obligations in such order as specified in the relevant Noteholder Documents.

     4.2 Payments Over. Any Collateral or proceeds thereof received by the Trustee or any Noteholder in connection with the exercise of any right or remedy (including recoupment or set-off) relating to the Collateral (whether under the Noteholder Collateral Documents, applicable law or otherwise) in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the Credit Agent for the benefit of the Credit Agreement Lenders (in the same form as received (with any necessary endorsements or as a court of competent jurisdiction may otherwise direct). The Credit Agent is hereby authorized to make any such endorsements as agent for the Trustee or any such Noteholder. This authorization is coupled with an interest and is irrevocable. To the extent that any amounts received by the Trustee or any Noteholder are paid over in connection with this provision, the Note Obligations will be deemed to be reinstated to the extent of the amounts so paid over.

SECTION 5. OTHER AGREEMENTS.

     5.1 Releases and Subordinations.

             Upon the request of the Company pursuant to an Officers’ Certificate certifying that all conditions precedent under the Indenture have been met, Trustee shall release (or in the case of clause (c) below, subordinate) the Liens on the Collateral securing the Note Obligations under any one or more of the following circumstances:

             (a) if all of the Credit Facility Liens on that asset are released; provided that after giving effect to the release, the remaining Credit Facility Liens continue to secure at least $25 million of Credit Agreement Obligations (including unfunded revolving commitments) and provided further that no more than $2 million in value (as determined in good faith by the Board of Directors) of assets may be so released in any twelve-month period and no more than $5 million in value (as so determined) of assets in the aggregate may be so released;

             (b) to enable the Credit Agent, the Company, or any other Obligor to consummate any sale, lease, conveyance or other disposition of any assets or rights not prohibited under Section 4.10 of the Indenture;

             (c) in respect of assets subject to a purchase money lien permitted under the terms of the Indenture;

             (d) if all of the stock of any Obligor that is pledged as part of the Collateral is released or if any Obligor (other than the Company) is released from any guaranty to which it is a party, such Obligor’s assets will also be released;

             (e) pursuant to an amendment, waiver or supplement in accordance with Article 9 of the Indenture;

provided that, in the case of a release requested under clauses (b), (c) or (d), above, or a subordination requested under clause (c) above, Credit Agent concurrently releases (or in the case of a requested subordination under clause (c) above, subordinates) the Credit Facility Liens with respect to the applicable Collateral and provided, further, that if there are any subordinate Liens on such assets, such subordinated Liens are similarly released or subordinated.

     5.2 Additional Liens.

             (a) If any Obligor creates any additional Liens in favor of Credit Agent, for the benefit of the Credit Agreement Lenders, upon any property not then part of the Collateral (other than Liens granted solely to secure Hedging Obligations), such Obligor shall concurrently grant a second-priority Lien (subject to Permitted Liens) upon such property as security for the Note Obligations pursuant to documents comparable to the applicable Noteholder Collateral Documents (provided that if no such comparable Noteholder Collateral Document exists, pursuant to documents comparable to the applicable Credit Agreement Documents) and deliver an opinion of counsel reasonably satisfactory to the Trustee within ten Business Days after the date on which the Lien is granted or assumed.

             (b) If any Obligor creates any additional Liens in favor of Trustee, for the benefit of the Noteholders, upon any property not then part of the Collateral (other than Liens granted solely to secure Hedging Obligations), such Obligor shall concurrently grant a first-priority Lien (subject to Permitted Liens) upon such property as security for the Credit Agreement Obligations pursuant to documents comparable to the applicable Credit Agreement Documents (provided that if no such comparable Credit Agreement Document exists, pursuant to documents comparable to the applicable Noteholder Collateral Documents) and deliver an opinion of counsel reasonably satisfactory to the Credit Agent within ten Business Days after the date on which the Lien is granted or assumed.

     5.3 Insurance. Unless and until the Discharge of Credit Agreement Obligations has occurred, the Credit Agent and the Credit Agreement Lenders shall have the sole and exclusive right, subject to the rights of the Grantors under the Credit Agreement Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Collateral. Unless and until the Discharge of Credit Agreement Obligations has occurred, all proceeds of any such policy and any such award if in respect to the Collateral shall be paid to the Credit Agent for the benefit of the Credit Agreement Lenders to the extent required under the Credit Agreement Documents and thereafter to the Trustee for the benefit of the Noteholders to the extent required under the applicable Noteholder Documents and then to the owner of the subject property or as a court of competent jurisdiction may otherwise direct. If the Trustee or any Noteholder shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Credit Agent in accordance with the terms of Section 4.2.

     5.4 Legending of and Amendments to Noteholder Collateral Documents.

             (a) The Trustee agrees that each Noteholder Collateral Document shall include the following language (or language to similar effect approved by the Credit Agent):

             “Notwithstanding anything herein to the contrary, the lien and security interest granted to the Trustee pursuant to this Agreement and the exercise of any right or remedy by the Trustee hereunder are subject to the provisions of the Intercreditor Agreement, dated as of March 21, 2003 (as amended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Foothill Capital Corporation, as Credit Agent, Wells Fargo Bank

Minnesota, National Association, as Trustee, GXS Corporation and certain of its affiliates. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.”

             (b) Without the prior consent of Credit Agent and the Required Lenders, no Noteholder Collateral Document may be amended or otherwise modified in a manner prohibited by the Credit Agreement Documents.

     5.5 Rights As Unsecured Creditors. Except to the extent expressly prohibited herein, the Trustee and the Noteholders may exercise rights and remedies as an unsecured creditor against the Company or any Subsidiary that has guaranteed the Note Obligations in accordance with the terms of the Noteholder Documents and applicable law. Nothing in this Agreement shall prohibit the receipt by the Trustee or any Noteholders of payments of interest and principal so long as such receipt is not the direct or indirect result of the exercise by the Trustee or any Noteholder of rights or remedies as a secured creditor or enforcement in contravention of this Agreement of any Lien held by any of them. In the event the Trustee or any Noteholder becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to the Liens securing Credit Agreement Obligations on the same basis as the other Liens securing the Note Obligations are so subordinated to such Credit Agreement Obligations under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Credit Agent or the Credit Agreement Lenders may have with respect to the Collateral securing the Credit Agreement Obligations.

     5.6 Bailee for Perfection.

             (a) The Credit Agent or any Credit Agreement Lender, as applicable, agree to hold the Securities Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as bailee for the Trustee and any assignee solely for the purpose of perfecting the security interest granted in such Securities Collateral pursuant to the Noteholder Security Agreement, subject to the terms and conditions of this Section 5.6.

             (b) Until the Discharge of Credit Agreement Obligations has occurred, the Credit Agent and the Credit Agreement Lenders shall be entitled to deal with the Securities Collateral in accordance with the terms of the Credit Agreement Documents as if the Liens of the Trustee under the Noteholder Collateral Documents did not exist. The rights of the Trustee shall at all times be subject to the terms of this Agreement and to the Credit Agent’s and the Credit Agreement Lenders’ rights under the Credit Agreement Documents.

             (c) The Credit Agent or the Credit Agreement Lenders, as applicable, shall have no obligation whatsoever to the Trustee or any Noteholder to assure that the Securities Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in Section 5.6(a). The duties or responsibilities of the Credit Agent and the Credit Agreement Lenders under Section 5.6(a) are and shall be limited solely to holding the Securities Collateral as bailee for the Trustee for purposes of perfecting the Lien held by the Trustee and Credit Agent is not, and shall not be deemed to be, a fiduciary of any kind for Trustee or the Noteholders.

             (d) The Credit Agent shall not have by reason of the Noteholder Collateral Documents or this Agreement or any other document a fiduciary relationship in respect of the Trustee or any Noteholder.

             (e) Upon the Discharge of Credit Agreement Obligations, the Credit Agent shall deliver to the Trustee the remaining Securities Collateral (if any) together with any necessary endorsements (or otherwise allow the Trustee to obtain control of such Securities Collateral) or as a court of competent jurisdiction may otherwise direct.

     5.7 When Discharge of Credit Agreement Obligations Deemed to Not Have Occurred. If at any time after the Discharge of Credit Agreement Obligations has occurred the Company designates any First-Lien Credit Facility to be the “Credit Agreement” under the Indenture, then such Discharge of Credit Agreement Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Credit Agreement Obligations), and such First-Lien Credit Facility shall automatically be treated as the Credit Agreement for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein. Upon receipt of notice of such designation (including the identity of the new Credit Agent), the Trustee shall promptly (i) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such new Credit Agent shall request in order to provide to the new Credit Agent the rights of the Credit Agent contemplated hereby and (ii) deliver to the Credit Agent the Securities Collateral together with any necessary endorsements (or otherwise allow such Credit Agent to obtain control of such Securities Collateral).

     5.8 Acknowledgement of Liens. Trustee hereby acknowledges that, concurrently herewith, Credit Agent has been granted Liens upon all or substantially all of the assets of the Obligors pursuant to the Credit Agreement Documents and hereby consents thereto. Credit Agent hereby acknowledges that, concurrently herewith, Trustee has been granted Liens upon all or substantially all of the assets of the Obligors pursuant to the Note Documents and hereby consents thereto.

     5.9 English Law Share Charges. Without limitation to the other provisions of this Intercreditor Agreement, and in addition thereto the following provisions relate specifically to the English law charges over shares and securities granted or to be granted by GXS International, Inc. (the “Chargor”) to the Credit Agent (the “First UK Share Charge”) and to the Trustee (the “Second UK Share Charge”).

             (i) If any terms of the Second UK Share Charge require the Chargor to pay moneys to the Trustee in similar circumstances to the terms of the First UK Share Charge which require the Chargor to pay moneys to the Credit Agent, then the Chargor agrees that it shall comply with the requirements of the First UK Share Charge in priority to the requirements of the Second UK Share Charge. The Trustee confirms that the Chargor shall not be in breach of any provision of the Second UK Share Charge by reason of its so complying. However, the provisions of this Section 5.9(i) shall not apply to payments to be made to the Trustee under Clause 8.3(a)(vi) and 8.4 of the Second UK Share Charge.

             (ii) The Obligors agree that the Credit Agent and the Trustee may disclose to each other (and to the beneficiaries of the UK Share Charges) from time to time such information as they possess concerning the business property liabilities affairs and accounts of the Chargor, the Company and the other Grantors.

             (iii) The Chargor and the Trustee agree that until the Discharge of the Credit Agreement Obligations, the Credit Agent shall hold all the share certificates, other title documents and all other documents (including without limitation executed blank transfers) relating to all property charged by the UK Share Charges (including without limitation the Shares and Securities as defined therein) unless the Credit Agent consents to the Trustee holding them.

             (iv) If any terms of the Second UK Share Charge allow the Trustee to exercise any rights, powers or discretions in relation to the Shares and Securities or the Derivative Assets (as defined therein) in similar circumstances to terms of the First UK Share Charge, then the Chargor and the Trustee agree that such rights, powers or discretions shall be exercised by the Credit Agent under the First UK Share Charge (and not by the Trustee under the Second UK Share Charge) unless the Credit Agent gives its prior written consent to such exercise by the Trustee. However, neither the Credit Agent nor the Trustee shall incur any liability towards any of the other parties to the Agreement or any other person for any of its acts or omissions in exercising or failing to exercise any such rights, powers or discretions or any of its other acts or omissions under or in relation to the UK Share Charges.

             (v) The parties have entered into this Agreement to regulate (amongst other things) the respective priorities of the UK Share Charges. Nothing contained in this Agreement shall (as between the Chargor and each of the Credit Agent and the Trustee) affect or prejudice any rights or remedies of each of the Credit Agent and the Trustee under the UK Share Charges (or any other Credit Agreement Documents or Noteholder Documents) which shall all remain in full force and which (where relevant) are and shall be an effective continuing security for all obligations and liabilities expressed to be secured by them subject only to the ranking as provided in this Agreement.

             (vi) The Chargor joins in this Agreement (amongst other things) for the purpose of acknowledging the priorities recorded in this Agreement in relation to the UK Share Charges and undertakes with each of the Credit Agent and the Trustee to observe the provisions of this Agreement at all times and not in any way to prejudice or affect the enforcement of such provisions or to do or to suffer anything which would be a breach of the terms of this Intercreditor Agreement.

SECTION 6. INSOLVENCY OR LIQUIDATION PROCEEDINGS.

             6.1 Financing Issues. If the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Credit Agent shall desire to permit the use of cash collateral or to permit the Company or any other Grantor to obtain financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar Bankruptcy Law (“DIP Financing”), then the Trustee, on behalf of itself and the Noteholders, agrees that it will raise no objection to such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by Section 6.3). To the extent the Liens securing the Credit Agreement Obligations are subordinated or pari passu with such DIP Financing, the Trustee, for and on behalf of itself and the Noteholders, hereby agrees that its Liens in the Collateral shall be subordinated to such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Note Obligations are so subordinated to Credit Agreement Obligations under this Agreement.

     6.2 Relief from the Automatic Stay. Until the Discharge of Credit Agreement Obligations has occurred, the Trustee, on behalf of itself and the Noteholders, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the Credit Agent and the Required Lenders.

     6.3 Adequate Protection. The Trustee, on behalf of itself and the Noteholders, agrees that none of them shall contest (or support any other Person contesting) (a) any request by the Credit Agent or the Credit Agreement Lenders for adequate protection or (b) any objection by the Credit Agent or the Credit Agreement Lenders to any motion, relief, action or proceeding based on the Credit Agent or the Credit Agreement Lenders claiming a lack of adequate protection. Notwithstanding the foregoing contained in this Section 6.3, in any Insolvency or Liquidation Proceeding, (i) if the Credit Agreement Lenders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of Title 11 of the United States Code or any similar Bankruptcy Law, then the Trustee, on behalf of itself or any of the Noteholders, may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien hereby is and shall be deemed to be subordinated to the Liens securing the Credit Agreement Obligations and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Note Obligations hereby are and shall be deemed to be so subordinated to the Credit Agreement Obligations under this Agreement, and (ii) in the event the Trustee, on behalf of itself and the Noteholders, seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then the Trustee, on behalf of itself or any of the Noteholders, agrees that the Credit Agent shall also be granted a senior Lien on such additional collateral as security for the Credit Agreement Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Note Obligations shall be subordinated to the Liens on such collateral securing the Credit Agreement Obligations and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the Credit Agreement Lenders as adequate protection on the same basis as the other Liens securing the Note Obligations are so subordinated to such Credit Agreement Obligations under this Agreement.

     6.4 No Waiver. Nothing contained herein shall prohibit or in any way limit the Credit Agent or any Credit Agreement Lender from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Trustee or any of the Noteholders, including the seeking by the Trustee or any Noteholder of adequate protection or the asserting by the Trustee or any Noteholder of any of its rights and remedies under the Noteholder Documents or otherwise.

     6.5 Preference Issues. If any Credit Agreement Lender is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor any amount (a “Recovery”), then the Credit Agreement Obligations shall be reinstated to the extent of such Recovery. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

     6.6 Sale Free and Clear. Trustee agrees, on behalf of itself and the Noteholders, that it will not oppose any sale of Collateral pursuant to Section 365(f) of Title 11 of the United States Code consented to by Credit Agent; provided that the proceeds of such sale are applied in accordance with this Agreement.

     6.7 Further Assurances. The provisions of this Agreement are intended to be and shall be enforceable under Section 510 of Title 11 of the United States Code and until the Discharge of the Credit Agreement Obligations has occurred, the Trustee agrees that all distributions that the Trustee or any Noteholder receives on account of the Collateral shall be turned over to Credit Agent for application to the Credit Agreement Obligations in accordance with the terms of the Credit Agreement. To the extent that any amounts received by the trustee or any Noteholder are paid over in connection with this provision, the Note Obligations will be deemed to be reinstated to the extent of the amounts so paid over.

SECTION 7. RELIANCE; WAIVERS; ETC.

     7.1 Reliance. The consent by the Credit Agreement Lenders to the execution and delivery of the Noteholder Documents and the grant to the Trustee on behalf of the Noteholders of a Lien on the Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the Credit Agreement Lenders to the Company or any Grantor shall be deemed to have been given and made in reliance upon this Agreement. The Trustee, on behalf of itself and the Noteholders, acknowledges that it and the Noteholders have, independently and without reliance on the Credit Agent or any Credit Agreement Lender, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Indenture, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the Indenture or this Agreement.

     7.2 No Warranties or Liability. The Trustee, on behalf of itself and Noteholders, acknowledges and agrees that each of the Credit Agent and the Credit Agreement Lenders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Credit Agreement Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Credit Agreement Lenders will be entitled to manage and supervise their respective loans and extensions of credit under the Credit Agreement Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Credit Agreement Lenders may manage their loans and extensions of credit without regard to any rights or interests that the Trustee or any of the Noteholders have in the Collateral or otherwise. Neither the Credit Agent nor any Credit Agreement Lender shall have any duty to the Trustee or any of the

Noteholders to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any Subsidiary thereof (including the Noteholder Documents), regardless of any knowledge thereof which they may have or be charged with.

     7.3 No Waiver of Lien Priorities.

             (a) No right of the Credit Agreement Lenders, the Credit Agent or any of them to enforce any provision of this Agreement shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Grantor or by any act or failure to act by any Credit Agreement Lender or the Credit Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Credit Agreement Documents or any of the Noteholder Documents, regardless of any knowledge thereof which the Credit Agent or the Credit Agreement Lenders, or any of them, may have or be otherwise charged with;

             (b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Company and the other Grantors under the Credit Agreement Documents), the Credit Agreement Lenders, the Credit Agent and any of them, may, at any time and from time to time, without the consent of, or notice to, the Trustee or any Noteholder, without incurring any liabilities to the Trustee or any Noteholder and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Trustee or any Noteholder is affected, impaired or extinguished thereby) do any one or more of the following:

(i) change the manner, place or terms of payment (including any change in the rate of interest) or change or extend the time of payment of, or amend, renew, exchange, increase (subject to Section 4.09(a)(1) of the Indenture) or alter, or grant any waiver or release with respect to, or consent to any departure from, the terms of any of the Credit Agreement Obligations or any Lien on any Credit Agreement Collateral or guaranty thereof or any liability of the Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase (subject to Section 4.09(a)(1) of the Indenture) in or extension of the Credit Agreement Obligations, fail or delay in the perfection of Liens securing the Credit Agreement Obligations or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Credit Agent or any of the Credit Agreement Lenders, the Credit Agreement Obligations or any of the Credit Agreement Documents;

(ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Credit Agreement Collateral or any liability of the Company or any other Grantor to the Credit Agreement Lenders or the Credit Agent, or any liability incurred directly or indirectly in respect thereof;

(iii) settle, compromise or release any Credit Agreement Obligation or any other liability of the Company or any other Grantor or any Collateral or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Credit Agreement Obligations) in any manner or order; and

(iv) exercise or delay in or refrain from exercising any right or remedy against the Company or any Collateral or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Company, any other Grantor or any Collateral and any security and any guarantor or any liability of the Company or any other Grantor to the Credit Agreement Lenders or any liability incurred directly or indirectly in respect thereof.

The Trustee agrees on behalf of itself and the other Noteholders that repayments of revolving loans under the Credit Agreement shall not result in a reduction in the Indebtedness limitation contained in clause (1) of the definition of Permitted Debt contained in the Indenture unless such payment results in a permanent reduction of the revolving commitments.

             (c) The Trustee, on behalf of itself and the Noteholders, also agrees that the Credit Agreement Lenders and the Credit Agent shall have no liability to the Trustee or any Noteholder, and the Trustee, on behalf of itself and the Noteholders, hereby waives any claim against any Credit Agreement Lender or the Credit Agent, arising out of any and all actions which the Credit Agreement Lenders or the Credit Agent may take or permit or omit to take with respect to: (i) the Credit Agreement Collateral Documents or (ii) the foreclosure upon, or sale, liquidation or other disposition of, any Credit Agreement Collateral. The Trustee, on behalf of itself and the Noteholders, agrees that the Credit Agreement Lenders and the Credit Agent have no duty to them in respect of the maintenance or preservation of the Credit Agreement Collateral, the Credit Agreement Obligations or otherwise; and

             (d) The Trustee, on behalf of itself and the Noteholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law or any other similar rights a junior secured creditor may have under applicable law.

             (e) The provisions of this Agreement shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of the Credit Agreement Obligations, and such provisions are made for the benefit of, and may be enforced directly by, holders of the Credit Agreement Obligations, who hereby are expressly stated to be intended beneficiaries of this Agreement.

     7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the Credit Agent and the Credit Agreement Lenders and the Trustee and the Noteholders, respectively, hereunder shall remain in full force and effect irrespective of:

             (a) any lack of validity or enforceability of any Credit Agreement Documents or any Noteholder Documents;

             (b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Credit Agreement Obligations or Note Obligations, or any amendment or waiver or other modification, including, subject to Section 4.09(a)(1) of the Indenture, any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Credit Agreement or any other Credit Agreement Document or of the terms of the Indenture or any other Noteholder Document;

             (c) any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Credit Agreement Obligations or Note Obligations or any guarantee thereof;

             (d) the commencement of or any discharge, confirmation, or dismissal of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

             (e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the Credit Agreement Obligations, or of the Trustee or any Noteholder in respect of this Agreement.

     7.5 Waivers.

             (a) Trustee, on behalf of itself and the Noteholders, hereby waives (i) any defense that it may have to the enforceability of this Agreement based on the reliance (or alleged lack thereof) by Credit Agent upon the subordination and other intercreditor arrangements set forth in this Agreement, and (ii) any notice of the creation, renewal, extension, or accrual of any of the Credit Agreement Obligations and notice of, or proof of reliance by, Credit Agent upon this Agreement. The Credit Agreement Obligations shall be deemed conclusively to have been created, contracted, or incurred in reliance on this Agreement, and all dealings between the Obligors, Trustee, the Noteholders, Credit Agent, and the Credit Agreement Lenders shall be deemed to have been consummated in reliance upon this Agreement.

             (b) Trustee, on behalf of itself and the Noteholders, hereby waives any claim against Credit Agent or the Credit Agreement Lenders with respect to, or arising out of, any action or inaction or any error of judgment, negligence, or mistake, or oversight whatsoever on the part of Credit Agent or Credit Agreement Lenders or their respective directors, officers, employees, or agents (i) with respect to any exercise of (or any delay in exercising, failure to exercise or decision to refrain from exercising) any rights or remedies in respect of the Credit Agreement Obligations and the Liens under the Credit Agreement Documents or applicable law, or (ii) in connection with any transaction relating to the Collateral. Neither Credit Agent nor the Credit Agreement Lenders nor any of their respective directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of an Obligor or any other person or entity or to take any other action whatsoever with regard to the Collateral or any part thereof, except as specifically provided in this Agreement.

             (c) If Credit Agent honors a request by the Company for an extension of credit pursuant to any of the Credit Agreement Documents, whether Credit Agent has knowledge that the honoring of any such request would constitute a default under the terms of any Note Document or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if Credit Agent otherwise should exercise any of its contractual rights or remedies under the Credit Agreement Collateral Documents (subject to the express terms and conditions hereof), Credit Agent and the Credit Agreement Lenders shall not have any liability whatsoever to Trustee or any Noteholder as a result of such other exercise (so long as such other exercise does not breach the express terms and provisions hereof.

SECTION 8. MISCELLANEOUS.

     8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the Credit Agreement Documents or the Noteholder Documents, the provisions of this Agreement shall govern.

     8.2 Continuing Nature of this Agreement; Severability. This Agreement shall continue to be effective until the Discharge of Credit Agreement Obligations shall have occurred subject to Section 5.7 and 6.5. This is a continuing agreement of lien subordination and the Credit Agreement Lenders may continue, at any time and without notice to the Trustee or any Noteholder, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any Grantor constituting Credit Agreement Obligations in reliance hereof. The Trustee, on behalf of itself and the Noteholders, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     8.3 Representations and Warranties of Trustee. As of the date of this Agreement, Trustee hereby represents and warrants to Credit Agent and the Credit Agent Lenders that the Noteholders have taken such action as is required under the Indenture to effectively authorize Trustee to enter into, execute, deliver and carry out the terms of this Agreement on behalf of the Noteholders.

     8.4 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Trustee or the Credit Agent shall be deemed to be made unless the same shall be in writing signed on behalf of the party making the same or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. The Company and other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their express rights or obligations hereunder are directly affected; provided that the Company and other Grantors shall have no right to consent to or approve any amendment, modification or waiver of any provision of this Agreement after the occurrence and during the continuance of any event of default under the Credit Agreement Loan Documents and the Noteholder Loan Documents.

     8.5 Information Concerning Financial Condition of the Companies and the Subsidiaries. The Credit Agent and the Credit Agreement Lenders, on the one hand, and the Trustee and the Noteholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and the Subsidiaries and all endorsers and/or guarantors of the Note Obligations or the Credit Agreement Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Note Obligations or the Credit Agreement Obligations. The Credit Agent and the Credit Agreement Lenders shall have no duty to advise the Trustee or any Noteholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the Credit Agent or any of the Credit Agreement Lenders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Trustee or any Noteholder, it or they shall be under no obligation (w) to make, and the Credit Agent and the Credit Agreement Lenders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

     8.6 Subrogation. The Trustee, on behalf of itself and the Noteholders, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Credit Agreement Obligations has occurred.

     8.7 Application of Payments. All payments received by the Credit Agreement Lenders may be applied, reversed and reapplied, in whole or in part, to such part of the Credit Agreement Obligations as the Credit Agreement Documents require. The Trustee, on behalf of itself and the Noteholders, assents to any extension or postponement of the time of payment of the Credit Agreement Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the Credit Agreement Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

     8.8 Consent to Jurisdiction; Waivers. The parties hereto consent to the jurisdiction of any state or federal court located in New York, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 8.8 below for such party. Service so made shall be deemed to be completed four Business Days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder based on forum non conveniens, and any objection to the venue of any action instituted hereunder. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

     8.9 Notices. All notices to the Noteholders and the Credit Agreement Lenders permitted or required under this Agreement may be sent to the Trustee and the Credit Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or four Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

     8.10 Further Assurances. The Trustee, on behalf of itself and the Noteholders, agrees that each of them shall take such further action and shall execute and deliver to the Credit Agent and the Credit Agreement Lenders such additional documents and instruments (in recordable form, if requested) as the Credit Agent or the Credit Agreement Lenders may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

     8.11 Governing Law. This Agreement has been delivered and accepted at and shall be deemed to have been made at New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.

     8.12 Binding on Successors and Assigns. This Agreement shall be binding upon the Credit Agent, the Credit Agreement Lenders, the Trustee, the Noteholders, the Company and their respective permitted successors and assigns.

     8.13 Specific Performance. The Credit Agent may demand specific performance of this Agreement. The Trustee, on behalf of itself and the Noteholders, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Credit Agent.

     8.14 Section Titles; Time Periods. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

     8.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document.

     8.16 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

     8.17 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of the holders of Credit Agreement Obligations and Note Obligations (it being understood that any future Credit Agent shall have the same benefits of this Agreement as the initial Credit Agent, regardless of whether such future Credit Agent is a successor or assign of the initial Credit Agent or any other future Credit Agent). No other Person shall have or be entitled to assert rights or benefits hereunder.

     8.18 Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Company or any other Grantor shall include the Company or Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

     8.19 Expenses.

             (a) The Obligors shall pay (i) all reasonable and actual out-of-pocket expenses incurred by Credit Agent and Credit Agreement Lenders, including the reasonable fees, charges, and disbursements of counsel for Credit Agent and Credit Agreement Lenders, in connection with the preparation, administration and enforcement of this Agreement consistent with the provisions of the Credit Agreement, and (ii) all reasonable out-of-pocket expenses incurred by Trustee and Noteholders, including the reasonable fees, charges and disbursements of any counsel for Trustee and Noteholders, in connection with the administration and enforcement of any rights under this Agreement.

             (b) Without limiting the indemnity obligations of the Obligors under the Credit Agreement Documents, the Obligors shall pay, indemnify, and hold Credit Agent, the Credit Agreement Lenders, Trustee and the Noteholders (each such Person, an “Indemnitee”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions (whether sounding in contract, tort, or on any other ground), judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever (including without limitation fees, reasonable fees and disbursements of any counsel for any Indemnitee) arising out of, in connection with, or as a result of (i) the execution and delivery of this Agreement, or (ii) any action taken or omitted to be taken by an Obligor with respect to this Agreement, provided that such indemnity under clauses (i) and (ii) above shall not be available to the extent such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements have resulted from the gross negligence or willful misconduct of such Indemnitee.

     8.20 Credit Agent and Trustee. It is understood and agreed that (a) Foothill Capital Corporation is entering into this Agreement in its capacity as Credit Agent, and (b) Wells Fargo Bank Minnesota, National Association is entering in this Agreement in its capacity as Trustee under the Indenture and the Noteholder Documents.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Credit Agent:

FOOTHILL CAPITAL CORPORATION, as Credit Agent

By:	/s/ Thomas E. Lane

Its:	Senior Vice President

Address:

2450 Colorado Avenue, Suite 3000 West Santa Monica, California 90404 Attention: Business Finance Division Manager Facsimile: 310.453.7413

Trustee:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee,

By:	/s/ Frank McDonald

Its:	Vice President

Address:

213 Court Street Suite 703 Middletown, CT 06457 Attention: Corporate Trust Services Telecopy No.: (860) 704-6219

GXS CORPORATION

By:	/s/ Bruce E. Hunter

Its:	Senior Vice President, General Counsel & Secretary

Address:

100 Edison Park Drive Gaithersburg, MD 20878 Attention: Michael Salvati Facsimile: (301) 340-4351

GXS HOLDINGS, INC.

By:	/s/ Bruce E. Hunter

Its:	Senior Vice President, General Counsel & Secretary

Address:

100 Edison Park Drive Gaithersburg, MD 20878 Attention: Michael Salvati Facsimile: (301) 340-4351

GLOBAL EXCHANGE SERVICES HOLDINGS, INC.

By:	/s/ Bruce E. Hunter

Its:	Vice President, Secretary

Address:

100 Edison Park Drive Gaithersburg, MD 20878 Attention: Michael Salvati Facsimile: (301) 340-4351

GXS INTERNATIONAL INC.

By:	/s/ Bruce E. Hunter

Its:	Director

Address:

100 Edison Park Drive Gaithersburg, MD 20878 Attention: Michael Salvati Facsimile: (301) 340-4351

TPN REGISTER, L.L.C.

By:	GLOBAL EXCHANGE SERVICES HOLDINGS, INC., Sole Member

By:	/s/ Bruce E. Hunter

Its:	Vice President and Secretary

Address:

100 Edison Park Drive Gaithersburg, MD 20878 Attention: Michael Salvati Facsimile: (301) 340-4351

GLOBAL EXCHANGE SERVICES, INC.

By:	/s/ Bruce E. Hunter

Its:	Senior Vice President, General Counsel & Secretary

Address:

100 Edison Park Drive Gaithersburg, MD 20878 Attention: Michael Salvati Facsimile: (301) 340-4351